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                                                              Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Amendment No. 4 to Registration Statement
No. 333-129037 of our report dated May 6, 2005 (January 10, 2006 as to the effects of the reverse stock split described in note 17) relating to the consolidated financial statements of Altus Pharmaceuticals Inc. appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Experts" in such Prospectus.



Deloitte & Touche LLP



Boston, Massachusetts
January 10, 2006